Registration No. 333-_____
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          Synergy Resources Corporation
             (Exact name of registrant as specified in its charter)

       Colorado                                             20-2835920
 --------------------------                             -------------------
(State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651
                              --------------------
                                 (970) 737-1073

       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              William E. Scaff, Jr.
                           Co-Chief Executive Officer
                          Synergy Resources Corporation
                                20203 Highway 60
                           Platteville, Colorado 80651
                         -----------------------------
                                 (970) 737-1073

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                   Copies to:
                                  William Hart
                                 Hart & Hart LLC
                             1624 Washington Street
                                Denver, CO 80203
                            Telephone: (303) 839-0061
                            Telecopy: (303) 839-5414
                                 ---------------
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  [X]                    Accelerated filer         [  ]
Non-accelerated filer    [ ]                    Smaller reporting company [  ]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                               Amount to be Registered/Proposed
                                                  Maximum Aggregate Offering
Title of Each Class of                                Price/Amount of
Securities to Be Registered (1)                 Registration Fee(1),(2),(3)

-------------------------------------------------------------------------------

Common Stock, par value $.001 per share..........                    --
Preferred Stock, par value $.01 per share .......                    --
Depositary Shares (4)............................                    --
Warrants.........................................                    --
Rights...........................................                    --
Purchase Contracts...............................                    --
Debt Securities..................................                    --
Units............................................                    --
-------------------------------------------------------------------------------
Total                                                                --
===============================================================================

(1) The securities registered consist of an indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights, Purchase Contracts, Debt Securities and Units, as may be issued from time to time at indeterminate prices. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the table above as may be issued in exchange for, or upon redemption, conversion, settlement or exercise of, as the case may be, the securities registered hereunder and listed in the table above. Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(2) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.

(3) Pursuant to Rule 416, there is also being registered hereunder such indeterminate amount of securities as may from time to time be issuable as a result of stock splits, stock dividends or applicable antidilution provisions.

(4) Such indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing the fractional interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

PROSPECTUS

                          SYNERGY RESOURCES CORPORATON

                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants
                                     Rights
                               Purchase Contracts
                                 Debt Securities
                                      Units

         We may offer from time to time shares of our common stock, shares of our preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities and units that include any of these securities.

         We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific terms of the offering in supplements to this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

         Our common stock is quoted on the NYSE MKT under the symbol "SYRG." The last reported sale price of our common stock on September 10, 2015 was $9.56 per share.

         Investing in our securities involves significant risks that are described in the "Risk Factors" section beginning on page 5 of this prospectus.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.











               The date of this prospectus is September 11, 2015.

                                Table of Contents

                                                                         Page

ABOUT THIS PROSPECTUS.................................................     1
SYNERGY RESOURCES CORPORATION.........................................     2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..................     2
WHERE YOU CAN FIND MORE INFORMATION...................................     4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................     4
RISK FACTORS..........................................................     5
USE OF PROCEEDS.......................................................     6
DILUTION..............................................................     6
RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
    CHARGES PLUS PREFERRED STOCK DIVIDENDS............................     6
DESCRIPTION OF CAPITAL STOCK..........................................     7
DESCRIPTION OF DEPOSITARY SHARES......................................    10
DESCRIPTION OF WARRANTS...............................................    12
DESCRIPTION OF RIGHTS.................................................    14
DESCRIPTION OF PURCHASE CONTRACTS.....................................    15
DESCRIPTION OF DEBT SECURITIES........................................    16
DESCRIPTION OF UNITS..................................................    24
FORMS OF SECURITIES...................................................    25
SELLING SHAREHOLDERS..................................................    27
PLAN OF DISTRIBUTION..................................................    28
LEGAL MATTERS.........................................................    31
EXPERTS...............................................................    31

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, and the selling shareholders may offer common stock, in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, a prospectus supplement will be provided that contains specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses filed with the Commission, includes all material information relating to these offerings and securities. The prospectus supplement may include additions, updates or changes to any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We and the selling shareholders urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Incorporation of Certain Documents By Reference," before buying any of the securities being offered.

     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No one else has been authorized to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

     Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the Commission that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the Commission's website or at their offices mentioned under the heading "Where You Can Find More Information."

              This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

                          SYNERGY RESOURCES CORPORATION

     We are a growth-oriented independent oil and gas company engaged in the acquisition, development, and production of crude oil and natural gas in and around the Denver-Julesburg Basin ("D-J Basin") of Colorado. The D-J Basin generally extends from the Denver metropolitan area throughout northeast Colorado into Wyoming, Nebraska, and Kansas. It contains hydrocarbon-bearing deposits in several formations, including the Niobrara, Codell, Greenhorn, Shannon, Sussex, J-Sand, and D-Sand. The area known as the Wattenberg Field covers the western flank of the D-J Basin, particularly in Weld County, Colorado. The area has produced oil and natural gas for over fifty years. Substantially all of our producing wells are either in or adjacent to the Wattenberg Field.

     Our principal executive offices are located at 20203 Highway 60, Platteville, Colorado 80651, our telephone number at these offices is (970) 737-1073 and our website is www.syrginfo.com. In August 2015 we opened an office at 1625 Broadway, Suite 300, Denver, Colorado 80202. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes, and the documents we incorporate by reference herein contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts are forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "should," "seek," "on-track," "plan," "project," "forecast," "intend," or "anticipate" or the negative thereof or comparable terminology, or by discussions of vision, strategy, or outlook, including statements related to our beliefs and intentions with respect to our growth strategy, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control and, consequently, our actual results may differ materially from those projected by any forward-looking statements. You should consider carefully the statements under the "Risk Factors" section of this prospectus and the other disclosures contained herein, which describe factors that could cause our actual results to differ from those anticipated in the forward-looking statements, including, but not limited to, the following factors:

     o    volatility of oil and natural gas prices;

     o    operating hazards that result in losses;

     o    uncertainties in the estimates of proved reserves;

     o effect of seasonal weather conditions and wildlife restrictions on our operations;

     o    our need to expand our oil and natural gas reserves;

     o    our ability to obtain adequate financing;

     o availability and capacity of gathering systems and pipelines for our production;

     o    effect of local and regional factors on oil and natural gas prices;

     o    incurrence of ceiling test write-downs;

     o    our inability to control operations on properties we do not operate;

     o    our ability to market our production;

     o    the strength and financial resources of our competitors;

     o    identifying future acquisitions;

     o    uncertainty in global economic conditions;

     o    legal and/or regulatory compliance requirements;

     o the amount of our indebtedness and ability to maintain compliance with debt covenants;

     o    our need for capital;

     o key executives allocating a portion of their time to other business interests; and

     o effectiveness of our disclosure controls and our internal controls over financial reporting.

     We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, results actually achieved may differ materially from expected results in these statements. Forward-looking statements speak only as of the date they are made. We do not undertake, and specifically disclaim, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, other than as may be required by applicable law or regulation. Readers are urged not to place undue reliance on these forward-looking statements. Readers are also urged to carefully review and consider the various disclosures made by us in our reports filed with the Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation, and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission's Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. We maintain a website at www.syrginfo.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

         We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange
Act):

     o Our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, filed with the Commission on October 30, 2014, as amended by Amendment No. 1 thereto filed with the Commission on June 23, 2015 (File No. 001-35245);

     o Our Quarterly Report on Form 10-Q for the fiscal period ended November 30, 2014, filed with the Commission on January 9, 2015, as amended by the Quarterly Report on Form 10-Q/A filed with the Commission on August 3, 2015 (File No. 001-35245);

     o Our Quarterly Report on Form 10-Q for the fiscal period ended February 28, 2015, filed with the Commission on April 9, 2015 (File No. 001-35245);

     o Our Quarterly Report on Form 10-Q for the fiscal period ended May 31, 2015, filed with the Commission on July 10, 2015 (File No. 001-35245)

     o A description of our capital stock contained in our Form 8-A filed with the Commission on July 19, 2011 (File No. 001-35245); and

     o Our Current Reports on Form 8-K, filed with the Commission on October 21, 2014, November 4, 2014, November 4, 2014, December 18, 2014,
          December 22, 2014, January 2, 2015, January 14, 2015, January 20, 2015, January 23, 2015, January 23, 2015, January 28, 2015, February 4, 2015, February 19, 2015, February 26, 2015, March 11, 2015, March
          26, 2015, April 2, 2015, April 13, 2015, May 1, 2015, May 8, 2015, May
          26, 2015,  June 2, 2015,  June 8, 2015,  June 12, 2015, July 10, 2015,
          July 17, 2015,  August 4, 2015,  August 17, 2015,  and August 27, 2015
          (File No. 001-35245) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

     We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of this prospectus and any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to the Secretary at Synergy Resources Corporation, 20203 Highway 60, Platteville, CO 80651. Our telephone number at these offices is (970) 737-1073.

                                  RISK FACTORS

     An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended August 31, 2014 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2014, February 28, 2015, and May 31, 2015, and in our subsequent Commission filings, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When any securities are offered and sold pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

                                 USE OF PROCEEDS

     Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

               RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
                  FIXED CHARGES PLUS PREFERRED STOCK DIVIDENDS

     Our consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges plus preferred stock dividends for each of the periods indicated are as follows:

                        Nine
                    Months Ended
                    May 31, 2015                 Year Ended August 31,
                    -------------    -----------------------------------------
                                     2014     2013       2012      2011    2010
                                     ----     ----       ----      ----    ----
Ratio of earnings
to fixed charges (1)     13           31       13         57        (1)    (3)

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes from continuing operations plus fixed charges, less capitalized interest. Fixed charges include interest expense and capitalized interest.

                          DESCRIPTION OF CAPITAL STOCK

         The total number of shares of all classes of stock that we have authority to issue is 210,000,000, consisting of 200,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. As of September 10, 2015, we had 105,025,453 shares of common stock and no shares of preferred stock outstanding.

Common Stock

     Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Our borrowing arrangements limit our ability to pay dividends. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no provisions regarding conversion, redemption, sinking fund or any other similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including: the designation of the series and the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding.

     The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

     The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our shareholders, unless shareholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our shareholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek shareholder approval.

     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our shareholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our shareholders might believe to be in their best interests or that might result in shareholders receiving a premium for their stock over the then current market price of the stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

     In the discussion that follows, we have summarized selected provisions of our articles of incorporation and our bylaws relating to our capital stock. You should read our articles of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the Commission, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."


     Certain provisions of our articles of incorporation and bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, and to protect our ability to utilize certain tax losses to offset current or future taxable income, which could reduce our future federal and state income tax liability. These provisions of our articles of incorporation and bylaws may also be significant because they define certain of the aspects of our corporate governance.

     Election of Directors. The board of directors may, pursuant to a resolution adopted by a majority of the entire board, increase the size of our board and designate the directors to fill the vacancies.

     No Cumulative Voting. Our articles of incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors or otherwise.

     Vote Required to Amend Articles of Incorporation and Quorum. Under the Colorado Business Corporation Act, a proposed amendment to our articles of incorporation may be approved by shareholders if the number of votes cast in favor of the amendment exceed the number of votes cast against. In addition, as permitted by the Colorado Business Corporation Act, our articles of incorporation provide that a quorum will exist at a meeting of our shareholders if holders of shares representing one-third of the voting power entitled to vote are present or represented by proxy at the meeting.

     Limitations on Liability. Our articles of incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions under the Colorado Business Corporation Act. We have also obtained policies of directors' and officers' liability insurance. These policies insure our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

Listing

     Our common stock is listed for quotation on the NYSE MKT under the symbol "SYRG."

Transfer Agent and Registrar

     Corporate Stock Transfer is the transfer agent and registrar for our common stock.

                        DESCRIPTION OF DEPOSITARY SHARES

General

     We may,  at our  option,  elect  to  have  shares  of  preferred  stock  be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

     Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

     If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

     After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

     Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

     We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

     Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

                             DESCRIPTION OF WARRANTS

     We may issue warrants to purchase common stock, preferred stock, depositary shares, purchase contracts, debt securities or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

     If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

     o    the offering price;

     o    the title of the warrants;

     o    the aggregate number of warrants offered;

     o    the dates or periods during which the warrants can be exercised;

     o whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

     o the designation and terms of any securities with which the warrants are issued;

     o if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

     o if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

     o any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

     o    any special tax implications of the warrants or their exercise;

     o    any anti-dilution provisions of the warrants;

     o    any redemption or call provisions applicable to the warrants; and

     o    any other terms of the warrants.

Transfers and Exchanges

     A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

     Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

     After this time, unless we have extended the expiration date, the unexercised warrants will be void.

     Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

     o    warrant certificates properly completed; and

     o    payment of the exercise price.

         As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

     Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

     o in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

     o in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

         Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

         We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

                              DESCRIPTION OF RIGHTS

         We may issue rights to purchase common stock, preferred stock, depositary shares, other securities described in this prospectus or any combination thereof. These rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the rights in such offering. In connection with any offering of rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed after such offering.

         To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the rights to purchase shares of our securities offered thereby, including the following:

     o the date of determining the securityholders entitled to the rights distribution;

     o    the price, if any, for the rights;

     o the exercise price payable for the common stock, preferred stock, depositary shares or other securities upon the exercise of the right;

     o    the number of rights issued to each securityholder;

     o the amount of common stock, preferred stock, depositary shares or other securities that may be purchased per each right;

     o any provisions for adjustment of the amount of securities receivable upon exercise of the rights or of the exercise price of the rights;

     o    the extent to which the rights are transferable;

     o the date on which the right to exercise the rights shall commence, and the date on which the rights shall expire;

     o the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

     o the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of rights;

     o    any applicable federal income tax considerations; and

     o any other terms of the rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the rights.

                        DESCRIPTION OF PURCHASE CONTRACTS

         We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

         If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

     o the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

     o the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

     o    the  events,   if  any,  that  will  cause  our  obligations  and  the
          obligations of the holder under the purchase contract to terminate;

     o the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

     o whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

     o the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

     o the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

     o the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

                         DESCRIPTION OF DEBT SECURITIES

         Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

     o in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

     o in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

         Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

         Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

         As used in this section of the prospectus and under the captions "Description of Capital Stock," "Description of Warrants," "Description of Rights," "Description of Purchase Contracts," and "Description of Units," the terms "we," "us" and "our" mean Synergy Resources Corporation. Although we do not currently have any subsidiaries, references to our subsidiaries in this "Description of Debt Securities" refer to future subsidiaries which we may form and which may in the future be co-issuers or guarantors of such debt securities. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

     Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

     Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries' ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries' ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

     The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

     These terms will include some or all of the following:

     o the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

     o    any limit on the aggregate principal amount of the debt securities;

     o    the ability to issue additional debt securities of the same series;

     o    the price or prices at which we will sell the debt securities;

     o    the maturity date or dates of the debt securities;

     o the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     o the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

     o    in the case of discount  debt  securities,  the rate of  accretion  of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

     o the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

     o the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     o the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

     o if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

     o our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

     o the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     o whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     o the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

     o provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

     o any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

     o any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

     o the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

     o whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     o the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

     o whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

     o any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

     o    the depository for global or certificated debt securities;

     o any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

     o to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a global debt security will be paid if other than in the manner provided in the applicable indenture;

     o if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

     o the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

     o the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

     o if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

     o to add to, change, or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

     o any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

     The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

     Under the subordinated indenture, "Senior Debt" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

     o the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

     o any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

     o all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     o all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     o all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     o all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

         However, Senior Debt does not include:

     o any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

     o    any  of  our  indebtedness  in  respect  of  the   subordinated   debt
          securities;

     o any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

     o    any of our indebtedness to any subsidiary; and

     o any liability for federal, state, local or other taxes owed or owing by us.

     Senior  Debt  shall  continue  to be  Senior  Debt and be  entitled  to the
benefits  of  the  subordination   provisions  irrespective  of  any  amendment,
modification or waiver of any term of such Senior Debt.

     If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

     If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

     o any dissolution or winding-up or liquidation or reorganization of us (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

     o    any general assignment by us for the benefit of creditors; or

     o    any other marshaling of our assets or liabilities.

     In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full
(other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

     The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

     If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

         Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

     In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

     Each guarantee of a guarantor subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

     o remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

     o    be binding upon each guarantor subsidiary; and

     o    inure to the benefit of and be enforceable by the applicable  trustee,
          the  holders  of  the   non-convertible   debt  securities  and  their
          successors, transferees and assigns.

     In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

     To the extent set forth in an accompanying prospectus supplement, we may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

     o we are the surviving corporation, or the entity formed by or surviving such merger or consolidation, or to which such sale, assignment, transfer, lease or conveyance has been made, and such entities, if other than us, have expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

     o immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

     o we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

     Unless  an  accompanying   prospectus  supplement  states  otherwise,   the
following shall constitute "Events of Default" under the indentures with respect to each series of debt securities:

     o our failure to pay any interest on any debt security of such series when due and payable, and such failure continues for 30 days;

     o our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     o our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

     o    certain events of bankruptcy, insolvency or reorganization; and

     o any other Event of Default provided with respect to securities of that series.

     If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

     However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity.

     Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

     The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

     The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

     No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless: o an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

     o the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

     o the trustee shall not have instituted such action within 60 days of such request; and

     o no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

     We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

     As set forth below, we may discharge or defease our obligations under the indentures, unless otherwise indicated in the applicable prospectus supplement.

     We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

     If indicated in the applicable prospectus  supplement,  we may elect either
(i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) ("legal defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

     We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

     Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

     o change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

     o reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

     o change the currency in which any debt security or any premium or interest is payable;

     o impair the right to enforce any payment on or with respect to any debt security;

     o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

     o    modify any of the above provisions.

     Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

     Unless otherwise indicated in the applicable prospectus supplement:

     Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

     Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

     A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC's or such participant's records.

     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

     o DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

     o we determine in our sole discretion, that the global security shall be exchangeable.

     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Conversion or Exchange Rights

     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                              DESCRIPTION OF UNITS

     As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, debt securities, or any combination of such securities. The applicable prospectus supplement will describe:

     o the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

     o the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

     o a description of the provisions for the payment, settlement, transfer or exchange of the units.

                               FORMS OF SECURITIES

     We may issue the warrants, purchase contracts, debt securities, and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as "participants" or persons that may hold interests through such participants.

     Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

     Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in certificated form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in certificated form in exchange for all of the global security or securities representing such securities. Any securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

                              SELLING SHAREHOLDERS

     We may register shares of common stock covered by this prospectus for re-offers and resales by selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholder(s), the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by the selling shareholder(s).

                              PLAN OF DISTRIBUTION

     We and the selling shareholders may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also sell our securities upon the exercise of rights that may be distributed to security holders. We and the selling securityholders may use these methods in any combination.

     The terms of the offering of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, including:

     o    the name or names of any underwriters;

     o    the names or names of any selling shareholder;

     o the purchase price of the securities and the proceeds we or the selling shareholders will receive from the sale;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    any initial public offering price;

     o    any discounts or concessions  allowed or reallowed or paid to dealers;
          and

     o any securities exchange or market on which the securities may be listed.

     Only underwriters named in the prospectus supplement or information incorporated by reference will be underwriters of the securities offered thereby.

     The distribution of securities may be effected, from time to time, in one or more transactions, including:

     o block transactions (which may involve crosses) and transactions on the NYSE MKT or any other organized market where the securities may be traded;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its own account pursuant to a prospectus supplement;

     o    ordinary   brokerage   transactions   and   transactions  in  which  a
          broker-dealer solicits purchasers;

     o sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

     o sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

By Underwriters

     We or the selling shareholders may use an underwriter or underwriters in the offer or sale of the securities.

     o If an underwriter or underwriters is used, the offered securities will be acquired by the underwriters for their own accounts.

     o The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, will be included in the prospectus supplement.

     o    The   underwriters   will  use  this  prospectus  and  the  prospectus
          supplement to sell the securities.

     We or the selling shareholders may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

     o to purchase up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of the securities at an agreed price per share of common stock; or

     o to purchase up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of the common stock or any other outstanding security.

     The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

     The  underwriter  or  underwriters   may  assist  in  the  solicitation  of
conversions or exchanges by holders of the class or series of securities.

By Dealers

     We or the selling shareholders may use a dealer to sell the securities.

     o If a dealer is used, we or the selling shareholders, as applicable, will sell the securities to the dealer as principal.

     o The dealer will then resell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

     o The name of the dealer and the terms of the transactions with the dealer in the prospectus supplement will be included.

     If we offer securities in a rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a rights offering for us.

By Agents

     We or the selling shareholders may designate agents to solicit offers to purchase the securities.

     o Any agent involved in offering or selling the securities, and any commissions to be paid to the agent, will be named and described in the prospectus supplement.

     o Unless otherwise indicated in the prospectus supplement, the agents will act on a best efforts basis for the period of their appointment.

     o The agents may be deemed to be underwriters under the Securities Act of any of the securities that they offer or sell.

By Delayed Delivery Contracts

     We or the selling shareholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price under delayed delivery contracts.

     o If delayed delivery contracts are used, such use will be disclosed in the prospectus supplement, which will also tell you when payment will be demanded and delivery of the securities under the delayed delivery contracts will occur.

     o    These  delayed  delivery   contracts  will  be  subject  only  to  the
          conditions set forth in the prospectus supplement.

     o    The  prospectus   supplement   will  indicate  the   commission   that
          underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive.

Direct Sales

     We or the selling shareholders may directly solicit offers to purchase securities, and may directly sell securities to institutional or other investors, including affiliates. The terms of any direct sales will be described in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We and the selling shareholders may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us or the selling shareholders in the ordinary course of business.

     Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

     Representatives of the underwriters through whom the securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

     Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us, our subsidiaries or the selling shareholders in the ordinary course of business.

Fees and Commissions

     If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with applicable NASD rules.

                                  LEGAL MATTERS

     Certain legal matters in connection with the securities offered hereby will be passed on for us by Hart & Hart, LLC, Denver, Colorado. Any selling shareholders or underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

     The financial statements of Synergy Resources Corporation as of and for the year ended August 31, 2014 and management's assessment of the effectiveness of internal control over financial reporting as of August 31, 2014 incorporated by reference herein have been so incorporated in reliance on the reports of EKS&H, LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

     The information relating to our oil and natural gas reserves, as of August 31, 2014, incorporated herein by reference, including all statistics and data, was derived from the audit report dated October 9, 2014, evaluating our oil and natural gas properties, prepared by Ryder Scott & Company, our independent petroleum engineer, in reliance on the authority of such firm as experts in the oil and natural gas industry.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses, all of which will be borne by us (unless otherwise stated in the prospectus supplement relating to an offering by selling shareholders), in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

       Securities and Exchange Commission registration fee.....  $        *
       Accounting fees and expenses............................  $       **
       Legal fees and expenses.................................  $       **
       Printing and engraving expenses.........................  $       **
       Miscellaneous...........................................  $       **
                Total..........................................  $       **
                                                                 ==========


* To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

** Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.       Indemnification of Directors and Officers.

     Section 7-108-402 of the Colorado Business Corporation Act provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages (a) for any breach of a director's duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) acts specified in Section 7-108-403 (regarding liability of directors for unlawful distributions), or (d) any transaction from which a director directly or indirectly derived an improper personal benefit. The articles of incorporation shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for any act or omission occurring before the date on which the provision becomes effective. Section 7-108-402 further provides that no director or officer shall be personally liable for any injury to persons or property arising out of a tort committed by any employee unless
(a) such director or officer was personally involved in the situation giving rise to the litigation or (b) such director or officer committed a criminal offense in connection with such situation. Our articles of incorporation contain a provision eliminating liability as permitted by the statute, so long as such director acted in good faith.

     Section 7-109-103 of the Colorado Business Corporation Act provides that, unless limited by its articles of incorporation, a Colorado corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which a director was a party, because the person is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, agent, associate, employee, fiduciary, manager, member, partner, promoter, trustee of, or similar position with, another corporation or other entity or of any employee benefit plan ("Director"), against reasonable expenses incurred by him or her in connection with the Proceeding. Our articles of incorporation do not contain any such limitation.

     Section 7-109-102 of the Colorado Business Corporation Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding, to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if (a) the Director conducted himself or herself in good faith and (b) the Director reasonably believed, (i) in the case of conduct in an official capacity with the corporation, that the Director's conduct was in the corporation's best interests and, (ii) in all other cases, the Director's conduct was at least not opposed to the corporation's best interests and, (c) with respect to any criminal proceedings, the Director had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was adjudged liable on the basis that he or she derived an improper personal benefit.

     Under Section 7-109-105 of the Colorado Business Corporation Act, unless otherwise provided in the articles of incorporation, a Director may apply for indemnification to a court of competent jurisdiction, and, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the Director is (a) entitled to mandatory indemnification under
Section 7-109-103 (in which case the court shall also order the Colorado corporation to pay the Director's reasonable expenses incurred to obtain court-ordered indemnification) or (b) fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not (i) the Director met the standard of conduct under Section 7-109-102 or (ii) the Director was adjudged liable (1) in an action by or in the right of the corporation or (2) on the basis that he or she derived an improper personal benefit (except that the indemnification in these circumstances is limited to the reasonable expenses incurred in connection with the Proceeding and reasonable expenses incurred to obtain court-ordered indemnification).

     Under Section 7-109-107 of the Colorado Business Corporation Act, unless otherwise provided in its articles of incorporation, (a) an officer (i) is entitled to mandatory indemnification under Section 7-109-103 and (ii) is entitled to apply for court-ordered indemnification under Section 7-109-105, in each case to the same extent as a Director and (b) a Colorado corporation (i) may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and (ii) may also indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     Section 7-109-104 of the Colorado Business Corporation Act authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the Director, officer, employee, fiduciary or agent (a) furnishes a written affirmation of the person's good-faith belief that the person has met the statutory standards of conduct, (b) undertakes in writing to repay the amount if it is a ultimately determined that such person did not meet the statutory standards of conduct and (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Colorado Business Corporation Act.

     We have obtained policies of directors' and officers' liability insurance. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16.  Exhibits.

Exhibit No.   Description of Exhibit
----------    -----------------------------------------------------------------

    1.1 (1)   Form of Underwriting Agreement.
    4.2 (1)   Form of Certificate of Designation of Preferred Stock.
    4.3 (1)   Form of Senior Indenture.
    4.4 (1)   Form of Subordinated Indenture.
    4.5 (1)   Form of Senior Debt Security.
    4.6 (1)   Form of Subordinated Debt Security.
    4.7 (1)   Form of Warrant Agreement, including form of Warrant.
    4.8 (1)   Form of Rights Agreement and Form Rights Certificate.
    4.9 (1)   Form of Purchase Contract.
   4.10 (1)   Form of Unit Agreement.
   4.11 (1)   Form of Pledge Agreement.
   4.12 (1)   Form of Depositary Share.
    5.1 (2)   Opinion of Hart & Hart, LLC with respect to legality of the securities.
   12.1 (2)   Statement of Computation of Ratio of Earnings to Fixed Charges and
              Earnings to Fixed Charges Plus Preferred Stock Dividends.
   23.1 (2)   Consent of EKS&H LLLP.
   23.2 (2)   Consent of Ryder Scott & Company, L.P.

   23.3 (2)   Consent of Hart & Hart, LLC
   24.1 (2)   Power of Attorney (contained in signature pages).
   25.1 (1)   Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of the Trustee under the Senior
              Indenture
   25.2 (1)   Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of the Trustee under the Subordinated
              Indenture.
   99         Report of Ryder Scott & Company, L.P. (3)


(1) We will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel as to the legality of the securities offered hereby or (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

(2)  Filed herewith.

(3) Incorporated by reference to Exhibit 99 filed with our report on Form 10-K for the year ended August 31, 2014.

Item 17.       Undertakings.

(a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)To include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement or any material change to such information in the registration statement;

               provided,  however,  that  paragraphs  (a)(1)(i),  (a)(1)(ii) and
               (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That,  for  the  purpose  of  determining   liability  under  the
     Securities Act of 1933 to any purchaser:

          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) Each prospectus  required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

               The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under the subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

     Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Platteville, State of Colorado, on the 10th day of September, 2015.

                               SYNERGY RESOURCES CORPORATION

                               By: /s/ Edward Holloway
                                   --------------------------------------
                                   Edward Holloway
                                   Co-Chief Executive Officer

                               By: /s/ William E. Scaff, Jr.
                                   --------------------------------------
                                   William E. Scaff, Jr.
                                   Co-Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We the undersigned officers and directors of Synergy Resources Corporation, hereby, severally constitute and appoint Edward Holloway and William E. Scaff, Jr., each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Synergy Resources Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                    Title                     Date


/s/ Edward Holloway            Co-Chief Executive Officer
--------------------------     and Director (Co-Principal
Edward Holloway                    Executive Officer)        September 10, 2015

/s/ William E. Scaff, Jr.     Co-Chief Executive Officer    September 10, 2015
--------------------------     and Director (Co-Principal
William E. Scaff, Jr.               Executive Officer)

/s/ Lynn A. Peterson           President and a Director      September 10, 2015
--------------------------
Lynn A. Peterson

James P. Henderson              Executive Vice President     September 10, 2015
--------------------------    of Finance and Chief Financial
James P. Henderson           Officer (Principal Financial Officer)

/s/ Frank L. Jennings         Chief Accounting Officer       September 10, 2015
--------------------------   (Principal Accounting Officer)
Frank L. Jennings

/s/ George Seward                      Director              September 10, 2015
--------------------------
George Seward

/s/ Rick A. Wilber                     Director              September 10, 2015
--------------------------
Rick A. Wilber

/s/ R.W. "Bud" Noffsinger, III         Director              September 10, 2015
--------------------------
R.W. "Bud" Noffsinger, III

/s/ Jack Aydin                         Director              September 10, 2015
--------------------------
Jack Aydin

/s/ Raymond E. McElhaney               Director              September 10, 2015
--------------------------
Raymond E. McElhaney

/s/ Bill M. Conrad                     Director              September 10, 2015
--------------------------
Bill M. Conrad

Synergy S-3 Shelf 8-31-15

                                  EXHIBIT INDEX

 Exhibit No.       Description of Exhibit
---------------    -----------------------------------------------------------

    1.1 (1)   Form of Underwriting Agreement.
    4.2 (1)   Form of Certificate of Designation of Preferred Stock.
    4.3 (1)   Form of Senior Indenture.
    4.4 (1)   Form of Subordinated Indenture.
    4.5 (1)   Form of Senior Debt Security.
    4.6 (1)   Form of Subordinated Debt Security.
    4.7 (1)   Form of Warrant Agreement, including form of Warrant.
    4.8 (1)   Form of Rights Agreement and Form Rights Certificate.
    4.9 (1)   Form of Purchase Contract.
   4.10 (1)   Form of Unit Agreement.
   4.11 (1)   Form of Pledge Agreement.
   4.12 (1)   Form of Depositary Share.
    5.1 (2)   Opinion of Hart & Hart, LLC with respect to legality of the securities.
   12.1 (2)   Statement of Computation of Ratio of Earnings to Fixed Charges and
              Earnings to Fixed Charges Plus Preferred Stock Dividends.
   23.1 (2)   Consent of EKS&H LLLP.
   23.2 (2)   Consent of Ryder Scott & Company, L.P.
   23.3 (2)   Consent of Hart & Hart, LLC
   24.1 (2)   Power of Attorney (contained in signature pages).
   25.1 (1)   Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of the Trustee under the Senior
              Indenture
   25.2 (1)   Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of the Trustee under the Subordinated
              Indenture.
   99         Report of Ryder Scott & Company, L.P. (3)


(1) We will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any preferred stock, debt securities, depositary shares, warrants, purchase contracts or units, (iii) any additional required opinion of counsel as to the legality of the securities offered hereby or (iv) any required opinion of counsel as to certain tax matters relative to securities offered hereby.

(2)  Filed herewith.

(3) Incorporated by reference to Exhibit 99 filed with our report on Form 10-K for the year ended August 31, 2014.